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                                                                   EXHIBIT 99.12

                                STAMPS.COM INC.
                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                            ENROLLMENT/CHANGE FORM

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  SECTION 1:       Action                                                       Complete Sections:
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
ACTION             [_]            New Enrollment                                2, 3, 7 and sign attached Stock Purchase Agreement
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                   [_]            Change Payroll Deduction                      2, 4, 7
                   [_]            Terminate Payroll Deductions                  2, 5, 7
                   [_]            Leave of Absence                              2, 6, 7
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  SECTION 2:       Name
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                                  Last                          First                    MI                       Dept.
PERSONNEL
DATA               Home Address
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                                                                Street

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                                             City                     State                      Zip Code
                   Social
                   Security #     [_][_][_]  -  [_][_]  -  [_][_][_][_]
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  SECTION 3:       Effective with the Purchase
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                   Interval Beginning:                                Payroll Deduction Amount: __________ % of cash earnings*
NEW                [_]            February 1, ______
ENROLLMENT         [_]            August 1, ______                    * Must be a multiple of 1% up to a maximum of 15% of cash
                   [_]            Initial Offering Period             earnings
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  SECTION 4:       Effective with the                                                I authorize the following new level of payroll
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                   Pay Period Beginning: __________________________________________  deduction: ______________%  of cash earnings*
CHANGE                                             Month, Day and Year               * Must be a multiple of 1% up to a maximum of
PAYROLL                                                                              15% of cash earnings
DEDUCTIONS
                   NOTE:          You may reduce your rate of payroll deductions once per 6-month purchase interval to become
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                                  effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next 6-month purchase interval (first business day of February or August).
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  SECTION 5:       Effective with the                                                Your election to terminate your payroll
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                   Pay Period Beginning:  _________________________________________  deductions for the balance of the offering
                                                      Month, Day and Year            period cannot be changed, and you may not
TERMINATE                                                                            rejoin the offering period at a later date. You
PAYROLL                                                                              will not be able to resume participation in the
DEDUCTIONS                                                                           ESPP until the start of a new two-year offering
                                                                                     period.

                   In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current six (6)-month purchase interval:

                   [_]   Purchase shares of Stamps.com Inc. at end of the interval

                                                    OR

                   [_]   Refund ESPP payroll deductions collected

                   NOTE:          If your employment terminates for any reason or your eligibility status changes (less than 20
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                                  hrs/week or less than 5 months/year), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.
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  SECTION 6:       In connection with my unpaid leave of absence, I elect the following action with respect to my ESPP payroll
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                   deductions to date in the current purchase interval:

LEAVE OF           [_]   Purchase shares of Stamps.com Inc. at end of the interval
ABSENCE
                                               OR

                   [_]   Refund ESPP payroll deductions collected

                   NOTE:  If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service within 90 days after the start of your leave, your payroll deductions will automatically resume at the rate in effect for you when you went on leave.
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  SECTION 7:
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AUTHORIZATION      I hereby authorize the specific action or actions indicated above.


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                         Date                                                                     Signature of Employee
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